Exhibit 23.1

Consent Of Independent Registered Public Accounting Firm

We consent to the inclusion of our report dated April 29, 2022, with respect to the consolidated financial statements of Bancshares of Jackson Hole Incorporated and its subsidiary for the fiscal year ended December 31, 2021, in this Form 8-K of National Bank Holdings Corporation (the Company) as well as the incorporation by reference of our report in the Company’s registration statements (No. 333-267226, No. 333-184054, and No. 333-222792) on Forms S-3 and (No. 333-204071 and No. 333-195785) on Forms S-8.

/s/ FORVIS, LLP

(Formerly, BKD, LLP)

Nashville, Tennessee

October 4, 2022